EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 10 of Discovery Gold Corporation for the years ended April 30, 2018 and 2017, of our report dated July 27, 2018, included in its Registration Statement relating to the financial statements and financial statement schedules for the two years ended April 30, 2018, listed in the accompanying index.

Heaton & Company PLLC dba Pinnacle Accountancy Group of Utah
Farmington, Utah
July 27, 2018